Exhibit (j)(1)

Consent of Ernst & Young

Dublin, Ireland

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated February 26, 2013, on the financial statements of Whitebox Long Short Equity Partners, L.P. in the Registration Statement (Form N-1A) of the Whitebox Mutual Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 under the Securities Act of 1933 (Registration No. 333-175116).

/s/ Ernst & Young

Dublin, Ireland

February 28, 2013